CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

THE CATALYST FUNDS

APPENDIX B

Series of the Trust

Amended as of [                     ], 2010

•

Catalyst Value Fund

•

Catalyst High Income Fund

•

Catalyst Total Return Income Fund

•

Catalyst Rising Dividend Income Fund

•

Catalyst/Groesbeck Growth of Income Fund

•

Listed Private Equity Plus Fund

•

America First Quantitative Strategies Fund

•

Eventide Gilead Fund

•

Day Hagan Tactical Allocation Fund of ETFs

•

SMH Representation Trust

•

America First Absolute Return Fund

Approved by:

Catalyst Funds

Huntington National Bank

Jerry Szilagyi, Trustee

Name, Title